EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-122043) and related Prospectus of Tarrant Apparel Group for the registration of 9,216,346 shares of its common stock and to the incorporation by reference therein of our report dated March 14, 2003, with respect to the consolidated financial statements and schedule of Tarrant Apparel Group included in its Annual Report (Form 10-K/A Amendment No.
1) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.




                                               /s/ Ernst & Young LLP



Los Angeles, California

May 31, 2005